EXHIBIT 10.2
AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
     THIS AMENDMENT (“Amendment”) is made as of the 25th day of September, 2006, by and between 7007 PALMETTO INVESTMENTS, LLC, a Florida limited liability company (“Seller”) and SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation (“Buyer”) (Buyer and Seller, together, the “Parties”).
W H E R E A S:
     A. The Parties entered into that certain Agreement for Purchase and Sale, dated as of August 24, 2006 (the “Agreement”) for the real property located at 7007 N.W. 77th Avenue, Miami, Florida, and a parcel of vacant land adjacent to it, as more fully described in the Agreement.
     B. The Parties desire to amend the Agreement in certain respects as set forth below.
     NOW, THEREFORE, in consideration of the mutual promises and agreements below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby further agree as follows:
     1. The foregoing recitals are true and correct and are incorporated herein in their entirety.
     2. This Amendment shall be deemed a part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement unless otherwise provided.
     3. The Parties agree that the Due Diligence Period is hereby extended for an additional thirty (30) days and shall expire on Wednesday, October 25, 2006 at 6:00 p.m., Miami, Florida time.
     4. Section 5.5 of the Agreement is hereby modified to provide that to the extent the Buyer does not elect to terminate the Agreement prior to the expiration of the Due Diligence Period, Buyer or its permitted assignee under the Agreement shall, prior to the expiration of the Due Diligence Period, enter into the Occupancy Agreement to occupy the Property from the expiration of the Due Diligence Period until Closing.
     5. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all constituting only one agreement. Facsimile copies of this Amendment shall be deemed to have the same force and effect as original hard copies of the same.

     6. Except as specifically modified hereby, all of the provisions of the Agreement which are not in conflict with the terms of this Amendment shall remain in full force and effect.
     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

SELLER:	7007 PALMETTO INVESTMENTS, LLC, a Florida limited liability company
	By:	Jose I. Juncadella, P.A., a Florida
professional association, Manager

	By:	/s/ Jose I. Juncadella
		Name:	Jose I. Juncadella
		Title:	President

BUYER:	SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation
	By:	/s/ Raul Alarcon
		Name:	Raul Alarcon
		Title:	President and CEO